Exhibit 31
CERTIFICATION
     I, K. E. Middlebrooks, the Vice President and Chief Financial Officer of DaimlerChrysler Financial Services Americas LLC, the Servicer of DaimlerChrysler Master Owner Trust, certify that:
1) I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of DaimlerChrysler Master Owner Trust (the “Exchange Act periodic reports”);
2) Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this report;
3) Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
4) I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the servicing agreement in all material respects; and
5) The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a – 18 and 15d – 18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: The Bank of New York.
Date: March 23, 2007

/s/ K. E. Middlebrooks

K. E. Middlebrooks
Vice President and Chief Financial Officer
DaimlerChrysler Financial Services Americas LLC, as Servicer of DaimlerChrysler Master Owner Trust